UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2014

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4

Registrant's telephone number, including area code: (604) 602-1675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement Item 3.02 Unregistered Sales of Equity Securities

On April 1, 2014 the Company entered into a 90 day agreement for $9,000 with Ken Faulkner as a corporate development manager. Mr. Faulkner will assist the Company with answering and initiating calls and communications of any kind with various shareholders and investors for purposes of corporate communications; finance; mergers; acquisitions; joint ventures; analysis of various regulatory reports such as those required by the US Securities and Exchange Commission and by various Provincial Securities Commissions in Canada; preparing and editing Company presentations and generally communicating the Company’s information. On January 20, 2010, the Company had adopted the 2010 Stock Option Plan. Based on this original Stock Option Plan, on March 25, 2014, the Company has granted additional 100,000 stock options to Ken Faulkner. The exercise price of the stock options is US$0.50, 100,000 vesting immediately and expiring on April 1, 2019.

On November 30, 2010, the Company entered into convertible debt agreements with Cielo Investments LLC for $250,000, James Ihrke for $100,000, and Matthew Ihrke for $50,000. Based on the terms of the original agreement, on April 1, 2014, all four parties have elected to convert their total outstanding principal amount of $193,333 into 552,380 units of the Company at the price of US $0.35 (the “Conversion Price”) per Unit. Each Unit is comprised of one Share and one non-transferable Warrant. Each Warrant entitles the holder to purchase one additional Share at an exercise price of US $0.40 per Warrant from the earlier of (i) the Maturity Date or (ii) one year after the conversion of the Debenture. The Warrants are also subject to a mandatory conversion, whereas in the event that the Company’s common shares, at any time after 6 months and 1 day have elapsed from the Issue Date, as listed on a Principal Market – currently the US OTC Bulletin Board with symbol LXRP - as quoted by Bloomberg L.P. has been at or above US$0.80 for a period of 10 consecutive trading days, the Company may thereafter issue to the Holders a written notice advising of the accelerated expiry of the Warrants. Such written notice shall identify in reasonable detail the particulars of the acceleration event and identify the date (the "Warrant Accelerated Expiry Date") set for accelerated expiry, which in no event shall be less than 30 days after the mailing date of the written notice. For greater certainty, all Warrants shall expire and be of no further force or effect as of 4:30 pm (Pacific Time) on the Warrant Accelerated Expiry Date.

The Company issued the one (1) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended. Each of the subscribers represented that they were not a “US person” as such term is defined in Regulation S. The Company issued the shares to four (3) US person pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. The Assignee represented that it was an “accredited investor” as such term is defined in Regulation D.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing contract and debt conversion is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement between Ken Faulkner and the Company dated April 1, 2014
10.2	Convertible Debt Conversion Agreements (3) dated April 1, 2014
10.3	Warrant documents (3) dated April 1, 2014
10.4	Form of Stock Option Agreement dated April 1, 2014
99.1	News Release dated April 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2014

Lexaria Corp.

(Signature)

By: “/s/ Chris Bunka”
Chris Bunka President & CEO